Exhibit 99.1

EZRAIDER CO.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of EZ Raider LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of EZ Raider LLC (the "Company") as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

September 20, 2021

EZ RAIDER LLC

BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,980	$37,778
Accounts receivable, net of allowance of $0 at 12/31/2020 and 12/31/2019, respectively	445	8,620
Inventories, net	68,142	239,616
Other assets	2,400	2,700
Total current assets	72,967	288,714

PROPERTY AND EQUIPMENT, NET	99,355	—

TOTAL ASSETS	$172,322	$288,714

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$22,769	$158,716
Accounts payable - related parties	137,700	—
Accrued expenses	—	3,641
Notes payable - current portion	274,195	—
Deferred revenues	21,075	—
Total current liabilities	455,739	162,357

LONG TERM PORTION OF NOTE PAYABLE	30,574	—

COMMITMENTS AND CONTINGENCIES (Note __)	—	—

STOCKHOLDERS' EQUITY/ (DEFICIT)
Class A Voting Membership Units of 975,000 and 1,000,000 units authorized and 975,000 and 1,000,000 issued and outstanding at 12/31/2020 and 12/31/2019, respectively	100	100
Class B Non-Voting Membership Units of 25,000 and 0 units authorized and 25,000 and 0 issued and outstanding at 12/31/2020 and 12/31/2019, respectively	1	—
Additional paid in capital	—	—
Advances by founders.net	416,000	482,172
Accumulated deficit	(730,093)	(355,915)
Total stockholders' (deficit) equity /	(313,992)	126,357

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$172,322	$288,714

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENTS OF OPERATIONS

	Years Ended,
	December 31, 2020	December 31, 2019

REVENUE	$493,110	$252,271
COST OF SALES	458,808	212,417
GROSS PROFIT	34,302	39,854
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	373,171	395,769
OPERATING LOSS	(338,869)	(355,915)

OTHER INCOME (EXPENSE):
Interest expense	(35,309)	—
Total other income, net	(35,309)	—

LOSS BEFORE INCOME TAXES	(374,178)	(355,915)

Income tax expense	—	—

NET LOSS	$(374,178)	$(355,915)

Basic and diluted loss for Membership Units	$(0.38)	$(0.36)

Weighted average units of common stock outstanding- basic and diluted	979,041	1,000,000

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Class A Voting		Class B Non-Voting				Total
	Membership Units		Membership Units		Advances By	Accumulated	Stockholders'
	Amount	$	Amount	$	Founder	Deficit	Equity (Deficit)
Balance as of December 31, 2018	—	$—	—	$—	$—	$—	$—
Issuance of Class A Voting Membership Units	1,000,000	100	—	—	—	—	100
Advances by founders.net	—	—	—	—	482,172	—	482,172
Net loss	—	—	—	—	—	(355,915)	(355,915)
Balance as of December 31, 2019	1,000,000	$100	—	$—	$482,172	$(355,915)	$126,357
Issuance of Membership Units	(25,000)	—	25,000	1	—	—	1
Advances by founder.net	—	—	—	—	(66,172)	—	(66,172)
Net loss	—	—	—	—	—	(374,178)	(374,178)
Balance as of December 31, 2020	975,000	$100	25,000	$1	$416,000	$(730,093)	$(313,992)

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENTS OF CASH FLOWS

	Years Ended,
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(374,178)	$(355,915)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation and amortization	24,323	—
Changes in operating assets and liabilities:
Accounts receivable	8,175	(8,620)
Prepaid expenses	—	—
Inventory	171,474	(239,616)
Other assets	300	(2,700)
Accounts payable - trade and accrued expenses	(1,888)	162,357
Deferred revenues	21,075	—
NET CASH (USED IN) OPERATING ACTIVITIES	(150,719)	(444,494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(123,678)	—
NET CASH (USED IN) INVESTING ACTIVITIES:	(123,678)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Class A Voting Membership Units	—	100
Issuance of Class B Non-Voting Membership Units	1	—
Proceeds from notes payable	338,552	—
Repayment of notes payable	(33,782)	—
Advances by founder.net	(66,172)	482,172
NET CASH PROVIDED BY FINANCING ACTIVITIES	238,599	482,272

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(35,798)	37,778

CASH AND CASH EQUIVALENTS, beginning of period	37,778	—

CASH AND CASH EQUIVALENTS, end of period	$1,980	$37,778

Supplemental disclosures of cash flow information:
Interest paid	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION

EZ Raider LLC (the “Company”) was incorporated under the laws of the State of Washington on August 9, 2019. Prior to the Share Exchange (as defined below), the Company had authorized and issued 1,000,000 units of membership interests (the “Units”), of which 975,000 are Class A Voting Units and 25,000 are Class B Non-Voting Units. EZRaider Global, Inc. (“EZ Global”), was incorporation in the state of Nevada on November 10, 2020. After the closing of the Share Exchange Agreement (as defined below), EZ Global became the parent and the sole owner of all Units of membership interests in the Company. The Company employs approximately five employees and consultants located in Kent, WA. The Company is the importer and exclusive distributor of certain electric stand-up ATV (“EZ Raider”) vehicles and accessories in the United States produced by D. S Raider, Ltd, a company incorporated under the laws of Israel (“D.S Raider”) pursuant to that certain Authorized Exclusive Distribution Agreement dated September 12, 2019 (the “Distribution Agreement”), as was renewed on September 2, 2021 by the Renewal (as defined below).

The Company sells EZ Raider vehicles and accessories to government and private sector customers in multiple countries. EZ Raider is a relatively new technology platform that combines dynamic, proprietary suspension with a lightweight, narrow-profile design that can traverse rugged off-road terrain while being small enough to fit through any normal household doorway. There are 3 vehicle models – LW, HD2 and HD4. EZ Raider comes in both 2wd and 4wd options. Machines come with two battery options – 1740-Watt battery which provides up to 30 miles of range and the 3000-Watt battery that provides up to 50 miles of range. Range can be significantly increased with an optional additional battery pack. The EZ Raider trailer, or Ecart is also equipped with its own 3000-Watt battery.

The Company’s products appeal to a wide variety of customers for government, commercial and private uses. EZ Raider vehicles can be accessorized to fit the needs of the customer, including, but not limited to, remote control robotics for autonomous operation, agricultural spraying, golf, un-manned airport runway cleaning, off-road adventure and sport, facilities maintenance, security, law enforcement, fire, search and rescue (autonomous or manned), urban commuting & errands, disabled person mobility, hunting & fishing, tourism, military troop mobility, border patrol, and micro-delivery.

The Company has historically promoted its products directly to the public. The use of existing ATV, car or motorcycle dealers/distribution networks has been minimal.

D.S Raider’s original customer was the Israeli Defense Forces (IDF) and sales later expanded to include private sector business interests like tour companies. They then added broader consumer markets when the Company started importing and selling products in the US in 2019.

In 2020, the Company experienced significant distribution and sales set-backs due to the Covid-19. Lockdowns were implemented in both Israel and the United States just as the spring/summer sales season was beginning, causing the cancelation of orders worldwide. Sales growth has since resumed in 2021.

 2.  SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

Basis of Presentation – The accompanying financial statements are presented in United States dollars include the accounts of the Company. Intercompany accounts and transactions have been eliminated. The preparation of these financial statements was prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Cash and Cash Equivalents – The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.  At December 31, 2020 and 2019, the Company had no uninsured deposits.

Accounts Receivable and Revenue - The Company generates revenue from sales of products. We recognize revenue when the four revenue recognition criteria are met, as follows:

•	Persuasive evidence of an arrangement exists – our customary practice is to obtain written evidence, typically in the form of a sales contract or purchase order;

•	Delivery – when custody is transferred to our customers either upon shipment to or receipt at our customers’ locations, with no right of return or further obligations, such as installation;

•	The price is fixed or determinable – prices are typically fixed at the time the order is placed and no price protections or variables are offered; and

•	Collectability is reasonably assured – we typically work with businesses with which we have a long-standing relationship, as well as monitoring and evaluating customers’ ability to pay.

Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets.

Allowance for Doubtful Accounts – The Company maintains an allowance for uncollectible accounts receivable. It is our practice to regularly review and revise, when deemed necessary, our estimates of uncollectible accounts receivable, which are based primarily on actual historical return rates. We record estimated uncollectible accounts receivable as selling, general and administrative expense. As of December 31, 2020 and 2019, there was no reserve for sales returns. This is based upon the Company’s historical experience.

Property and Equipment – Property and equipment is recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Machinery and equipment – 5 years

Vehicles – 5 years

Long-Lived Assets – The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019, respectively.

Advertising – Advertising costs are charged to selling, general and administrative expenses as incurred. Advertising and marketing costs for the years ended December 31, 2020 and 2019 were $21,291 and $62,748, respectively.

Fair Value Measurements – Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value.  The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).  The hierarchy consists of three levels:

Level 1 – Quoted prices in active markets for identical assets and liabilities;

Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities as of December 31, 2020 and 2019 are based upon the short-term nature of the assets and liabilities.

There were no transfers among Level 1, Level 2, or Level 3 categories in the periods presented.

Stock-Based Compensation – The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock-based compensation costs utilizing the fair value methodology over the related period of benefit.

Income Taxes – Income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The Company’s ability to realize deferred tax assets depends upon future taxable income, as well as the limitations discussed below. For financial reporting purposes, a deferred tax asset must be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized prior to expiration. The Company considers historical and future taxable income, future reversals of existing taxable temporary differences, taxable income in prior carryback years, and ongoing tax planning strategies in assessing the need for valuation.

Net Loss per Share – Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share”. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Use of Estimates – In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our financial statements relate to the accruals for potential liabilities including income taxes and valuation assumptions related to share-based compensation.

Liquidity, Going Concern and Management’s Plans - These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the year ended December 31, 2020, the Company had:

•	Net loss of $374,178; and

•	Net cash used in operations was $150,719

Additionally, at December 31, 2020, the Company had:

•	Accumulated deficit of $730,093

•	Stockholders’ deficit of $313,992; and

•	Working capital deficit of $382,772

The Company has cash on hand of $1,980 at December 31, 2020. Although the Company intends to raise additional debt or equity capital, the Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as product and service sales ramp up along with continuing expenses related to compensation, professional fees, development and regulatory are incurred.

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the year ending December 31, 2020, and our current capital structure including equity-based instruments and our obligations and debts. The Company has satisfied its obligations from the issuance of both debt and equity; however, there is no assurance that such successful efforts will continue.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing sources and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities,

•	Continuing to develop core operations that will generate revenues,

•	Explore and execute prospective partnering opportunities; and

•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Recent Accounting Pronouncements

There have been no other newly issued or newly applicable accounting pronouncements that have had, or are expected to have, a significant impact on the Company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

3.  PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 and 2019 was comprised of the following:

	Estimated
	Useful Lives	December 31, 2020	December 31, 2019
Machinery and equipment	5 years	$7,994	$—
Vehicles	5 years	115,684	—
Less: accumulated depreciation		(24,323)	—
		$99,355	$—

Total depreciation expense was $24,323 and $0 for the years ended December 31, 2020 and 2019, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

4.  NOTES PAYABLE

Notes payable as of December 31, 2020 and 2019 are as follows:

	December 31,	December 31,
Notes payable-	2020	2019
Private investor	$238,900	$—
PPP loan	13,300	—
Ally Financial. Inc.- vehicle	39,356	—
Shopify Capital Loan Agreement- sales financing	13,213	—
Total	304,769	—
Less long term notes payable	(30,574)	—
Long term debt- current portion	$274,195	$—

On March 12, 2020, the Company issued a promissory note in the original principal amount of $200,000.00 with interest accruing at six percent per annum (the “6% Note”) and having a maturity date of March 16, 2021. In consideration for the Note the Company issued a private investor or the holder a five percent equity interest in the Company, an option to acquire an additional fifteen percent equity in the Company if the holder met certain sales goals (“Supplemental Incentive Interests”), and a personal guarantee for a minimum of $100,000 of the Note by the Company’s majority member and manager. Pursuant to the 6% Note, the Company shall pay the holder interest only payments of $1,800 for the first three months, and thereafter shall pay $11,800 per month for months four to six, and $30,034 per month thereafter until maturity. As of December 31, 2020, the Company owes $238,900.

On May 13, 2020, the Company received $13,215 under the Paycheck Protection Program of the U.S. Small Business Administration’s (SBA) 7(a) Loan Program pursuant to the Coronavirus, Aid, Relief and Economic Security Act (CARES Act), Pub. Law 116-136, 134 Stat. 281 (2020). The Note Payable included interest at 1% was due April 17, 2022. The Company used the funds in accordance with the legal requirements and the SBA has lost the note payable. The Company accrued $85 as of December 31, 2020.

On January 10, 2020, the Company entered into a loan agreement with Allied Financial Inc. for $46,888. The sixty month loan requires monthly payments of $913 and accrues interest at 6.2%.

During the year ended December 21, 2020, the Company applied for and received the loans totaling $39,550 from Shopify Capital Inc. The loans are used to finance sales and are collateralized by accounts receivable and all accounts of the Company. Interest accrued at 17% and the loans required payments from sales. During the year ended December 31, 2020, the Company repaid $26,336 and owes $13,213 as of December 31, 2020.

5.  EQUITY

The Company has authorized and issued 975,000 Units of Voting Class A membership interests as of December 31, 2020. Each Unit of Voting Class A entitled its holder to one vote on each matter submitted to the members for a vote, and no cumulative voting for directors is permitted.  Members do not have any preemptive rights to acquire additional securities issued by the Company.

The Company has authorized and issued 25,000 Units of Non-Voting Class B membership interests as of December 31, 2020. Each Unit of Non-Voting Class B membership interests entitles its holder to no votes on each matter submitted to the stockholders for a vote, and no cumulative voting for directors is permitted.  These members do not have any preemptive rights to acquire additional securities issued by the Company.

The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

As of December 31, 2020, the Company has granted an option to acquire 25,000 Units of Non-Voting Class B membership units to a related party for $1 based on the achievement of certain performance criteria.

6.  RELATED PARTY TRANSACTIONS

The Company founder has advanced $416,200 and $482,172 to fund operations as of December 31, 2020 and 2019.

As of December 31, 2020, the Company has granted an option to acquire 25,000 shares of Non-Voting Class B membership units to a related party for $1 based on the achievement of certain performance criteria.

The Company owes $137,700 to a party affiliated with the founder for a sale that was paid for but did not close during the year ended December 31, 2020. The amount is expected to be repaid during the year ended December 31, 2021.

7.  COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of our business. The Company is currently not a party to any pending legal proceeding that is not ordinary routine litigation incidental to our business.

Properties and Operating Leases

During the year ended December 31, 2019, the Company leased its offices office in Kent, Washington. The Company’s net monthly payment is $3,475. The lease expires August 31,2021. The Company has no renewal options.

The Company incurred rent expenses of $53,100 and $22,729 during the years ended December 31, 2020 and 2019.

8.  INCOME TAXES

The Company has incurred losses since inception, which have generated net operating loss carryforwards.  The net operating loss carryforwards arise from United States sources.  The net operating losses for the 2019 taxable year and through August 9, 2020 have been recorded on the Form 1040, Schedule C of the founder. The net operating losses for August 10, 2020 to December 31, 2020 are reported on Form 1065 U.S. Return of Partnership Income for the founder and partners.

9.  SUBSEQUENT EVENTS

The Company evaluated subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements were issued. Subsequent to December 31, 2020, there were the following material transactions that require disclosure:

Lease Renewal for the Office in Kent, Washington

On July 15, 2021, the Company renewed leased offices located in Kent, WA. The net monthly payment is $6,500. The leases expire on August 31, 2022.

Proposed Acquisition of D.S Raider

On February 10, 2021, EZ Global entered into a share purchase agreement (the “Share Purchase Agreement”) with D.S Raider that set forth the terms of the proposed acquisition (the “Acquisition”) of all of the capital stock of D.S Raider by EZ Global from the stockholders of D. S Raider in consideration for an aggregate purchase price of $30,000,000, a portion of which to be held back in escrow for certain liabilities. The closing of the Acquisition is subject to certain conditions precedent including, but not limited to, EZ Global’s completion of an equity financing of a minimum $40,000,000, entering into certain employment contracts and lock-up agreements.

On March 30, 2021, EZ Global and D.S Raider entered into a first extension letter-agreement to the Share Purchase Agreement (the “First Extension”), pursuant to which the parties agreed to extend the proposed closing date of the Acquisition to May 15, 2021, provided that EZ Global shall make a first milestone payment of $1,850,000 by April 15, 2021 and a second milestone payment of $2,000,000 by April 30, 2021. The First Extension provided that in the event the proposed Acquisition does not close, the milestone payments would be converted into equity of D.S Raider.

On August 31, 2021, EZ Global and D.S Raider entered into an additional letter-agreement related to the Share Purchase Agreement (the “Second Extension”), pursuant to which D.S Raider agreed to further extend a closing date of the proposed Acquisition to December 31, 2021, provided that EZ Global shall make its payment in the total amount of US$3,850,000, including $500,000 previously kept in escrow (the “Investment Amount”) to D.S Raider within 14 (fourteen) days from the date of the Second Extension. Pursuant to the Second Extension, upon receipt of the full Investment Amount by EZ Global, D.S Raider shall issue to EZ Global approximately 294,103 Ordinary Shares of the D.S Raider NIS 0.01 each at a per share price based on US$55,000,000 pre-money Company valuation.  Additionally, the Second Extension included certain terms for proposed amendment to be made to the Share Purchase Agreement, in connection with the contemplated closing of the Reverse Merger (as defined below). On September 14, 2021, the Investment Amount was paid to D.S Raider by EZ Global as required by the terms of the Second Extension.

Share Exchange between the Company and EZ Global

On July 11, 2021, EZ Global, the Company and all members of the Company entered into a Share Exchange Agreement the “Share Exchange Agreement”), pursuant to which the parties closed a share exchange transaction on the same date (the “Share Exchange”). Upon the closing of the Share Exchange, EZ Global acquired One Hundred Percent (100%) the issued and outstanding equity interest of the Company from the Company’s members in exchange for the issuance of an aggregate of Ten Million (10,000,000) shares of restricted common stock of EZ Global. In connection with the Share Exchange, Moshe Azarzar, the founder of EZ Global, agreed to cancel 1,000,000 shares, representing all of this ownership in EZ Global prior to closing of the Share Exchange. As a result of the closing of the Share Exchange, the Company become a wholly owned subsidiary of EZ Global, and EZ Global assumed certain outstanding convertible notes issued by the Company to its noteholders and the obligations thereunder. The Share Exchange Agreement contained customary representations and warranties.

Transactions with EZRaider Co. (formerly known as E-Waste Corp.)

On May 25, 2021, EZ Global, together with the Company, entered into a binding letter of intent (the “LOI”) with EZRaider Co. known at that time as E-Waste Corp., a Florida corporation (“Pubco” or “Parent”) (OTCPK: EWST). The LOI contemplated the consummation of the reverse merger transaction among Parent, EZ Global, and E-Waste Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”), resulting in the merger of the Acquisition Subsidiary with and into EZ Global (the “Reverse Merger”), the rights to acquire D.S Raider by EZ Global and related transactions. The LOI provided that, subject to the execution of the definitive agreements by the parties and satisfaction of the conditions set forth in said agreements, at the closing of the Reverse Merger, all of the outstanding shares of capital stock of EZ Global will be issued to Parent in exchange for the issuance of shares of common stock of Parent to the shareholders of EZ Global immediately prior to the Reverse Merger, and EZ Global will become a wholly-owned subsidiary of Parent.

On May 26, 2021, Pubco loaned to the Company and EZ Global $2,000,000 in principal amount (the “Loan”). The proceeds of the Loan are being used by the Company and EZ Global to negotiate the terms of the proposed Acquisition of D. S Raider and related transactions. On July 19, 2021, E-Waste as lender and EZ Raider and EZ Global as Borrowers entered into the Loan Agreement and Pledge and Security Agreement with respect to the Loan. Pursuant to the terms of the Loan Agreement, EZ Global and EZ Raider LLC issued to Pubco a secured promissory note in the principal amount of $2,000,000 (the “Note”) with the interest at a rate of 5% per annum. The terms of the Note provided that the outstanding principal, plus any accrued and unpaid interest thereon, is due and payable November 26, 2021, provided however that if the proposed Reverse Merger is consummated prior to the Note’s maturity date, the outstanding principal and any accrued and unpaid interest thereon, shall be forgiven and the Note shall be canceled. The Borrowers agreed not to incur any debt ranking senior to or pari passu with the amount due under the Note, other than (a) indebtedness in connection with the contemplated Merger, (b) indebtedness incurred in the ordinary course of Borrowers’ business up to $5,000, and (c) the obligations of EZ Raider LLC is secured by a first priority interest on all the assets of EZ Raider to an investor pursuant to an outstanding convertible note in the principal amount of $500,000. Pursuant to the terms of the Pledge and Security Agreement Moshe Azarzar, a principal of EZ Raider and EZ Global, granted Pubco a first priority security interest in all of the shares he owned in each of EZ Raider and EZ Global On September 14, upon the closing of the Reverse Merger (as described below), the Note, the Loan Agreement and the Pledge and Securities Agreement were cancelled, and the Note was deemed to be forgiven.

Closing of the Merger with EZRaider Co.

On September 14, 2021, EZ Global entered an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with EZRaider Co. f/k/a E-Waste Corp., and E-Waste Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EZRaider Co. (the “Acquisition Subsidiary”), pursuant to which on September 14, 2021, the Acquisition Subsidiary merged with and into EZ Global (the “Merger”), and EZ Global remained as the surviving entity after the Merger. Pursuant to the terms of the Merger Agreement, EZRaider Co. issued an aggregate of 28,550,000 shares of its common stock to the stockholders of EZ Global in exchange for their capital stock of EZ Global.

Debt Financing

On January 8, 2021, the Company issued a secured convertible note in principal amount of $500,000 to one investor. The note accrues interest at 8% per annum and is convertible at a 35% discount to the price per share to be offered to investors in the subsequent financing to complete the acquisition of D.S Raider. This secured convertible note is secured by a first priority interest on all the assets of EZ Raider LLC. The note remains outstanding following the Share Exchange Agreement and the Reverse Merger and is secured by a first priority interest on all assets of the Company.

On January 18, 2021, the Company issued an unsecured convertible note to one investor in principal amount of $60,000. This convertible note was initially assigned to EZ Global on July 11, 2021, upon the closing of the Share Exchange, and converted into 35,377 shares of EZ Global, pursuant to the Debt Settlement Agreement between EZ Global and the noteholder, dated September 1, 2021.

On January 25, 2021, the Company issued an unsecured convertible note to one investor in principal amount of $100,000. This convertible note was initially assigned to EZ Global on July 11, 2021, upon the closing of the Share Exchange, and converted into 35,377 shares of EZ Global, pursuant to the Debt Settlement Agreement between EZ Global and the noteholder, dated September 1, 2021.

On June 1, 2021, the Company entered into a subscription agreement with one investor, pursuant to which the Company issued a convertible promissory note to one investor in principal amount of $250,000. This convertible note was initially assigned to EZ Global on July 11, 2021, upon the closing of the Share Exchange Agreement, and converted into 154,895 shares of EZ Global pursuant to the Debt Settlement Agreement between EZ Global and the noteholder, dated September 1, 2021.

Amendment to 6% Note

On July 11, 2021, the Company and the holder of the 6% Note entered into Amendment No. 1 to the 6% Note pursuant to which (i) the maturity date was extended from March 16, 2021 to March 16, 2022 or the date the Company completes the acquisition of D.S Raider, whichever comes sooner, (ii) the parties acknowledged there is no further Supplemental Incentive Interests as the goals were not met, and (iii) repayment of the 6% Note shall be paid by Company on or prior to the Maturity Date, as amended, in one balloon payment all existing defaults were waived; in exchange, the Lender waived all claims with respect to any breach, default or event of default of the 6% Note as of the effective date of Amendment No.1. This 6% Note, as amended, was assigned to EZ Global on July 11, 2021, upon the closing of the Share Exchange Agreement.

Purchase Contract with EZRaider Hawaii

On August 16, 2021, EZ Global entered into a purchase contract with EZRaider Hawaii, an unrelated entity, operated by a third party. Pursuant to the purchase contract, EZRaider Hawaii is the official, exclusive representative of EZRaider Global Inc. in the state of Hawaii for sales and service related to the EZRaider Platform in Hawaii. Pursuant to the purchase contract, EZRaider Hawaii desires to purchase 300 vehicles between Q4 2021 and Q4 2022 in a variety of model and accessories. EZRaider Hawaii will pay 25% of each purchase order ARO and the balance in installments based on delivery schedule agreed upon between the parties.

Renewal to the Distribution Agreement

On September 2, 2021, the Company entered into a Renewal of the Authorized Exclusive Distribution Agreement (the “Renewal”) with D.S Raider pursuant to which the parties extended the initial term of the original Distribution Agreement until September 2, 2022, permitted the Company to sell and distribute EZ Raider vehicles in all states of the United States that were not previously included in the Distribution Agreement, and expressly granted rights to use D.S Raider’s trademarks in connection with the performance of the obligations of the Company under the Distribution Agreement, and clarified certain other rights and obligations between the parties.

Issuances of Equity Securities

On July 11, 2021, EZ Global issued 154,000 restricted common stock shares to eleven parties in exchange for services rendered to the Company at cost basis of $0.001.

On September 1, 2021, EZ Global issued an aggregate of 249,180 restricted shares (the “Debt Conversion Shares”) upon conversion of an aggregate $414,857.53, which represented the total amount of principal, past due amounts and interest accrued on the convertible promissory notes due by EZ Global to the holders of convertible promissory notes dated January 18, 2021, January 25, 2021, and June 1, 2021. The Debt Conversion Shares were issued by EZ Global pursuant to the Debt Settlement Agreements between EZ Global and these noteholders.

On September 13, 2021, EZ Global entered and closed on subscription agreements with two investors for an aggregate 281,250 common stock shares at $1.60 per share.

EZ RAIDER LLC

BALANCE SHEET

May 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,047,567
Inventories, net	198,025
Other assets	2,400
Total current assets	2,247,992

PROPERTY AND EQUIPMENT, NET	97,548
DEPOSIT FOR INVESTMENT IN D.S RAIDER LLC	500,000
TOTAL ASSETS	$2,845,540

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$37,657
Accounts payable - related parties	137,700
Notes payable- current portion	2,906,273
Deferred revenues	250,818
Total current liabilities	3,332,448

LONG TERM PORTION OF NOTE PAYABLE	30,574

COMMITMENTS AND CONTINGENCIES (Note 8)	—

STOCKHOLDERS' (DEFICIT)
Class A Voting Membership Units of 975,000 units authorized and 975,000 issued and outstanding at 5/31/2021	100
Class B Non-Voting Membership Units of 25,000 and 25,000 issued and outstanding at 5/31/2021	1
Advances by founders.net	394,988
Accumulated deficit	(912,571)
Total stockholders' (deficit)	(517,482)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,845,540

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENT OF OPERATIONS

Three Months Ended
May 31, 2021

REVENUE	$120,520
COST OF SALES	18,860
GROSS PROFIT	101,660
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	225,460
OPERATING LOSS	(123,800)

OTHER INCOME (EXPENSE):
Interest expense	(23,274)
Total other income, net	(23,274)

LOSS BEFORE INCOME TAXES	(147,074)

Income tax expense	—

NET LOSS	$(147,074)

Basic and diluted loss for Membership Units	$(0.151)

Weighted average units of common stock outstanding- basic and diluted	975,000

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)

	Class A Voting		Class B Non-Voting				Total
	Membership Units		Membership Units		Advances By	Accumulated	Stockholders'
	Amount	$	Amount	$	Founder	Deficit	Equity (Deficit)
Balance as of March 1, 2021	975,000	$100	25,000	$1	$416,000	$(765,497)	$(349,396)
Advances by founder.net	—	—	—	—	(21,012)	—	(21,012)
Net loss	—	—	—	—	—	(147,074)	(147,074)
Balance as of May 31, 2021	975,000	$100	25,000	$1	$394,988	$(912,571)	$(517,482)

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

STATEMENT OF CASH FLOWS

Three Months Ended
May 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(147,074)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation and amortization	6,184
Changes in operating assets and liabilities:
Accounts receivable	32,917
Inventory	(85,027)
Other assets	—
Accounts payable - trade and accrued expenses	34,945
Deferred revenues	229,543
NET CASH PROVIDED BY OPERATING ACTIVITIES	71,488

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—
Deposit for investment in D.S Raider LLC	(500,000)
NET CASH (USED IN) INVESTING ACTIVITIES:	(500,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Class B Non-Voting Membership Units	—
Proceeds from notes payable	2,394,680
Repayment of notes payable	(17,947)
Advances by founder.net	58,748
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,435,481

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,006,969

CASH AND CASH EQUIVALENTS, beginning of period	40,598

CASH AND CASH EQUIVALENTS, end of period	$2,047,567

Supplemental disclosures of cash flow information:
Interest paid	$—
Taxes paid	$—

The accompanying notes are an integral part of these financial statements.

EZ RAIDER LLC

NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND PROPOSED ACQUISITION OF D. S RAIDER

EZ Raider LLC (the “Company”) was incorporated under the laws of the State of Washington on August 9, 2019. Prior to the Share Exchange (as defined below), the Company had authorized and issued 1,000,000 units of membership interests (the “Units”), of which 975,000 are Class A Voting Units and 25,000 are Class B Non-Voting Units. EZRaider Global, Inc. (“EZ Global”), was incorporation in the state of Nevada on November 10, 2020. After the closing of the Share Exchange Agreement), EZ Global became the parent and the sole owner of all Units of membership interests in the Company. The Company employs approximately five employees and consultants located in Kent, WA. The Company is the importer and exclusive distributor of certain electric stand-up ATV (“EZ Raider”) vehicles and accessories in the United States produced by D. S Raider, Ltd, a company incorporated under the laws of Israel (“D.S Raider”) pursuant to that certain Authorized Exclusive Distribution Agreement dated September 12, 2019 (the “Distribution Agreement”), as renewed on September 2, 2021 by the Renewal (as defined below).

D.S Raider’s original customer was the Israeli Defense Forces (IDF) and sales later expanded to include private sector business interests like tour companies. They then added broader consumer markets when the Company started importing and selling products in the US in 2019.

On February 10, 2021, EZ Global entered into a share purchase agreement (the “Share Purchase Agreement”) with D.S Raider that set forth the terms of the proposed acquisition (the “Acquisition”) of all of the capital stock of D.S Raider by EZ Global from the stockholders of D. S Raider in consideration for an aggregate purchase price of $30,000,000, a portion of which to be held back in escrow for certain liabilities. The closing of the Acquisition is subject to certain conditions precedent including, but not limited to, EZ Global’s completion of an equity financing of a minimum $40,000,000, entering into certain employment contracts and lock-up agreements.

On March 30, 2021, EZ Global and D.S Raider entered into a first extension letter-agreement to the Share Purchase Agreement (the “First Extension”), pursuant to which the parties agreed to extend the proposed closing date of the Acquisition to May 15, 2021, provided that EZ Global shall make a first milestone payment of $1,850,000 by April 15, 2021 and a second milestone payment of $2,000,000 by April 30, 2021. The First Extension provided that in the event the proposed Acquisition does not close, the milestone payments would be converted into equity of D.S Raider.

Until the proposed Acquisition is completed, the Company will continue to sell and distribute EZ Raider products pursuant to the terms of the Distribution Agreement, as renewed by the Renewal. Currently the Company sells EZ Raider vehicles and accessories to government and private sector customers in multiple countries. EZ Raider is a relatively new technology platform that combines dynamic, proprietary suspension with a lightweight, narrow-profile design that can traverse rugged off-road terrain while being small enough to fit through any normal household doorway. There are 3 vehicle models – LW, HD2 and HD4. EZ Raider comes in both 2wd and 4wd options.

Machines come with two battery options – 1740-Watt battery which provides up to 30 miles of range and the 3000-Watt battery that provides up to 50 miles of range. Range can be significantly increased with an optional additional battery pack. The EZ Raider trailer, or Ecart is also equipped with its own 3000-Watt battery.

The Company’s products appeal to a wide variety of customers for government, commercial and private uses. EZ Raider vehicles can be accessorized to fit the needs of the customer, including, but not limited to, remote control robotics for autonomous operation, agricultural spraying, golf, un-manned airport runway cleaning, off-road adventure and sport, facilities maintenance, security, law enforcement, fire, search and rescue (autonomous or manned), urban commuting & errands, disabled person mobility, hunting & fishing, tourism, military troop mobility, border patrol, and micro-delivery.

The Company has historically promoted its products directly to the public. The use of existing ATV, car or motorcycle dealers/distribution networks has been minimal.

In 2020, the Company experienced significant distribution and sales set-backs due to Covid. Lockdowns were implemented in both Israel and the US just as the spring/summer sales season was beginning, causing the cancelation of orders worldwide. Sales growth has since resumed in 2021.

EZ Raider technology is expected to gain share in a growing number of markets, competing with existing transportation products such as the bicycle, scooter, ATV, UTV, compact car, electric skateboard, golf cart, moped, motorcycle and tractor.

2.  SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

Basis of Presentation – The accompanying financial statements are presented in United States dollars include the accounts of the Company. Intercompany accounts and transactions have been eliminated. The preparation of these financial statements was prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Cash and Cash Equivalents – The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.  At May 31, 2021, the Company had $1,797,567 of uninsured deposits.

Accounts Receivable and Revenue – The Company generates revenue from sales of products. We recognize revenue when the four revenue recognition criteria are met, as follows:

•	Persuasive evidence of an arrangement exists – our customary practice is to obtain written evidence, typically in the form of a sales contract or purchase order;

•	Delivery – when custody is transferred to our customers either upon shipment to or receipt at our customers’ locations, with no right of return or further obligations, such as installation;

•	The price is fixed or determinable – prices are typically fixed at the time the order is placed and no price protections or variables are offered; and

•	Collectability is reasonably assured – we typically work with businesses with which we have a long-standing relationship, as well as monitoring and evaluating customers’ ability to pay.

Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets.

Allowance for Doubtful Accounts – The Company maintains an allowance for uncollectible accounts receivable. It is our practice to regularly review and revise, when deemed necessary, our estimates of uncollectible accounts receivable, which are based primarily on actual historical return rates. We record estimated uncollectible accounts receivable as selling, general and administrative expense. As of May 31, 2021, there was no reserve for sales returns. This is based upon the Company’s historical experience.

Property and Equipment – Property and equipment is recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Machinery and equipment – 5 years

Vehicles – 5 years

Long-Lived Assets – The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019, respectively.

Advertising – Advertising costs are charged to selling, general and administrative expenses as incurred. Advertising and marketing costs for the three months ended May 31, 2021 were $16,391.

Fair Value Measurements – Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value.  The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).  The hierarchy consists of three levels:

Level 1 – Quoted prices in active markets for identical assets and liabilities;

Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities as of May 31, 2021 are based upon the short-term nature of the assets and liabilities.

There were no transfers among Level 1, Level 2, or Level 3 categories in the periods presented.

Stock-Based Compensation – The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock-based compensation costs utilizing the fair value methodology over the related period of benefit.

Net Loss per Share – Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share”. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Use of Estimates – In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our financial statements relate to the accruals for potential liabilities including income taxes and valuation assumptions related to share-based compensation.

Liquidity, Going Concern and Management’s Plans - These unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the three months ended May 31, 2021, the Company had:

•	Net loss of $147,074; and

•	Net cash provided by operations was $71,488

Additionally, at May 31, 2021, the Company had:

•	Accumulated deficit of $912,571

•	Stockholders’ deficit of $517,482; and

•	Working capital deficit of $1,084,456

The Company has cash on hand of $2,047,567 at May 31, 2021. Although the Company intends to raise additional debt or equity capital, the Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as product and service sales ramp up along with continuing expenses related to compensation, professional fees, development and regulatory are incurred.

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the three months ending May 31, 2021, and our current capital structure including equity-based instruments and our obligations and debts. The Company has satisfied its obligations from the issuance of both debt and equity; however, there is no assurance that such successful efforts will continue.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing sources and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities,

•	Continuing to develop core operations that will generate revenues,

•	Explore and execute prospective partnering opportunities; and

•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Recent Accounting Pronouncements

There have been no other newly issued or newly applicable accounting pronouncements that have had, or are expected to have, a significant impact on the Company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

3.  PROPERTY AND EQUIPMENT

Property and equipment as of May 31, 2021 was comprised of the following:

	Estimated
	Useful Lives	May 31, 2021
Machinery and equipment	5 years	$7,994
Vehicles	5 years	115,684
Less: accumulated depreciation		(34,629)
		$89,049

Total depreciation expense was $6,184 for the three months ended May 31, 2021. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

4.  DEPOSIT FOR INVESTMENT IN D.S RAIDER LLC

On January 8, 2021, EZ Global deposited $500,000 with D.S Raider related to the proposed Acquisition of D.S Raider under the Share Purchase Agreement.

5.  NOTE PAYABLE

Notes payable as of May 31, 2021 are as follows:

May 31, 2021
Notes payable- PPP loan	$13,356
Ally Financial Inc.- vehicle	36,723
Shopify Capital Loan Agreement- sales financing	(46,309)
Secured convertible note payable	515,781
Unsecrured conterible notes payable	162,842
E-Waste Corp Note Payable	2,003,371
6% Prommisory Note payable	251,083
Total	2,936,847
Less long term notes payable	(30,574)
Long term debt- current portion	$2,906,273

On May 13, 2020, the Company received $13,215 under the Paycheck Protection Program of the U.S. Small Business Administration’s (SBA) 7(a) Loan Program pursuant to the Coronavirus, Aid, Relief and Economic Security Act (CARES Act), Pub. Law 116-136, 134 Stat. 281 (2020). The Note Payable included interest at 1% was due April 17, 2022. The Company used the funds in accordance with the legal requirements and the SBA has lost the note payable. The Company accrued interest of $141 as of May 31, 2021.

On January 10, 2020, the Company entered into a loan agreement with Allied Financial Inc. for $46,888. The sixty month loan requires monthly payments of $913 and accrues interest at 6.2%.

During the year ended December 21, 2020, the Company applied for and received the loans totaling $39,550 from Shopify Capital Inc. The loans are used to finance sales and are collateralized by accounts receivable and all accounts of the Company. Interest accrued at 17% and the loans required payments from sales. During the three months ended May 31, 2021, the Company repaid $15,500 and is owed $46,309 as of May 31, 2021.

On January 8, 2021, the Company entered into a secured convertible note in the amount of $500,000 from one investor. The note accrues interest at 8% per annum and is convertible at a 35% discount to the price per share to be offered to investors in the subsequent financing to complete the acquisition of D.S Raider. This secured convertible note is secured by a first priority interest on all the assets of EZ Raider LLC. The note remains outstanding following the Share Exchange Agreement and the Reverse Merger (as defined below) and is secured by a first priority interest on all assets of the Company. The Company accrued interest of $15,781 as of May 31, 2021.

Between January 18, 2021 and January 25, 2021, the Company entered into two unsecured convertible notes for an aggregate amount of $160,000 from two investors ($60,000 and $100,000 respectively). The notes accrue interest at 5% per annum and are convertible at a 35% discount to price of financing used to complete the acquisition of D.S Raider. The Company accrued interest of $2,842 as of May 31, 2021. On July 11, 2021, upon the closing of the Share Exchange, these two convertible notes were assigned to EZ Global. As described below, on September 1, 2021, the total principal amount and accrued interest on each respective convertible note was converted into shares of EZ Global’s common stock pursuant to the Debt Settlement Agreement between EZ Global and each noteholder.

On March 12, 2020, the Company issued a promissory note in the original principal amount of $200,000 with interest accruing at six percent per annum (the “6% Note”) with a maturity date of March 16, 2021. In consideration for the Note the Company issued a private investor or the holder a five percent equity interest in the Company, an option to acquire an additional fifteen percent equity in the Company if the holder met certain sales goals (“Supplemental Incentive Interests”), and a personal guarantee for a minimum of $100,000 of the Note by the Company’s majority member and manager. The terms of the 6% Note provided that the Company shall pay the holder interest only payments of $1,800 for the first three months, and thereafter shall pay $11,800 per month for months four to six, and $30,034 per month thereafter until maturity. As of May 31, 2021, the Company owed $251,083 under the 6% Note.

On May 26, 2021, EZRaider Co, known at that time as E-Waste Corp. (“Pubco” or “Parent”) loaned to the Company and EZ Global $2,000,000 in principal amount (the “Loan”). The proceeds of the Loan were being used by the Company and EZ Global to negotiate the terms of the proposed Acquisition of D. S Raider and related transactions. On July 19, 2021, E-Waste as lender and EZ Raider and EZ Global as Borrowers entered into the Loan Agreement and Pledge and Security Agreement with respect to the Loan. Pursuant to the terms of the Loan Agreement, EZ Global and EZ Raider LLC issued to Pubco a secured promissory note in the principal amount of $2,000,000 (the “Note”) with the interest at a rate of 5% per annum. The terms of the Note provided that the outstanding principal, plus any accrued and unpaid interest thereon, is due and payable November 26, 2021, provided however that if the proposed Reverse Merger is consummated prior to the Note’s maturity date, the outstanding principal and any accrued and unpaid interest thereon, shall be forgiven and the Note shall be canceled. The Borrowers agreed not to incur any debt ranking senior to or pari passu with the amount due under the Note, other than (a) indebtedness in connection with the contemplated Merger, (b) indebtedness incurred in the ordinary course of Borrowers’ business up to $5,000, and (c) the obligations of EZ Raider LLC is secured by a first priority interest on all the assets of EZ Raider to an investor pursuant to an outstanding convertible note in the principal amount of $500,000. Pursuant to the terms of the Pledge and Security Agreement Moshe Azarzar, a principal of EZ Raider and EZ Global, granted Pubco a first priority security interest in all of the shares he owned in each of EZ Raider and EZ Global. The Company accrued interest of $3,371 as of May 31, 2021. On September 14, upon the closing of the Reverse Merger, the Note, the Loan Agreement and the Pledge and Securities Agreement were cancelled, and the Note was deemed to be forgiven.

6.  EQUITY

The Company has authorized and issued 975,000 Units of Voting Class A membership interests as of May 31, 2021. Each Unit of Voting Class A Membership interests entitled its holder to one vote on each matter submitted to the members for a vote, and no cumulative voting for directors is permitted.  Members did not have any preemptive rights to acquire additional securities issued by the Company.

The Company has authorized and issued 25,000 Units of Non-Voting Class B membership interests as of May 31, 2021. Each Unit of Members of Non-Voting Class B membership interest did not have voting rights or any preemptive rights to acquire additional securities issued by the Company.

The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

As of May 31, 2021, the Company has granted an option to acquire 25,000 Units of Non-Voting Class B membership interests to a related party for $1 based on the achievement of certain performance criteria.

7.  RELATED PARTY TRANSACTIONS

The Company founder has advanced 394,988 as of May 31, 2021.

As of May 31, 2021, the Company has granted an option to acquire 25,000 shares of Non-Voting Class B membership units to a related party for $1 based on the achievement of certain performance criteria.

The Company owes $137,700 to a party affiliated with the founder for a sale that was paid for but did not close during the three months ended May 31, 2021.

8. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of our business. The Company is currently not a party to any pending legal proceeding that is not ordinary routine litigation incidental to our business.

Properties and Operating Leases

During the three months ended May 31, 2021, the Company leased its offices office in Kent, Washington. The Company’s net monthly payment is $3,475. The lease expires August 31, 2021. The Company has no renewal options.

The Company incurred rent expenses of $16,196 during the three months ended May 31, 2021.

The Company is obligated for $10,425 in non-cancelable operating leases as of May 31, 2021.

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements were issued. Subsequent to May 31, 2021, there were the following material transactions that require disclosure:

Share Exchange between the Company and EZ Global

On July 11, 2021, EZ Global, the Company and all members of the Company entered into a Share Exchange Agreement the “Share Exchange Agreement”), pursuant to which the parties closed a share exchange transaction on the same date (the “Share Exchange”). Upon the closing of the Share Exchange, EZ Global acquired One Hundred Percent (100%) the issued and outstanding equity interest of the Company from the Company’s members in exchange for the issuance of an aggregate of Ten Million (10,000,000) shares of restricted common stock of EZ Global. In connection with the Share Exchange, Moshe Azarzar, the founder of EZ Global, agreed to cancel 1,000,000 shares, representing all of this ownership in EZ Global prior to closing of the Share Exchange. As a result of the closing of the Share Exchange, the Company become a wholly owned subsidiary of EZ Global, and EZ Global assumed certain outstanding convertible notes issued by the Company to its noteholders and the obligations thereunder. The Share Exchange Agreement contained customary representations and warranties.

Transactions with EZRaider Co. (formerly known as E-Waste Corp.)

On May 25, 2021, EZ Global, together with the Company, entered into a binding letter of intent (the “LOI”) with EZRaider Co. known at that time as E-Waste Corp., a Florida corporation (“Pubco” or “Parent”) (OTCPK: EWST). The LOI contemplated the consummation of the reverse merger transaction among Parent, EZ Global, and E-Waste Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”), resulting in the merger of the Acquisition Subsidiary with and into EZ Global (the “Reverse Merger”), the rights to acquire D.S Raider by EZ Global and related transactions. The LOI provided that, subject to the execution of the definitive agreements by the parties and satisfaction of the conditions set forth in said agreements, at the closing of the Reverse Merger, all of the outstanding shares of capital stock of EZ Global will be issued to Parent in exchange for the issuance of shares of common stock of Parent to the shareholders of EZ Global immediately prior to the Reverse Merger, and EZ Global will become a wholly-owned subsidiary of Parent.

On September 14, 2021, EZ Global entered an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with EZRaider Co. f/k/a E-Waste Corp., and E-Waste Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EZRaider Co. (the “Acquisition Subsidiary”), pursuant to which on September 14, 2021, the Acquisition Subsidiary merged with and into EZ Global (the “Merger”), and EZ Global remained as the surviving entity after the Merger. Pursuant to the terms of the Merger Agreement, EZRaider Co. issued an aggregate of 28,550,000 shares of its common stock to the stockholders of EZ Global in exchange for their capital stock of EZ Global.

Debt Financing; Amendment to the 6% Note

On June 1, 2021, the Company entered into a subscription agreement with one investor, pursuant to which the Company issued a convertible promissory note to one investor in principal amount of $250,000. This convertible note was initially assigned to EZ Global on July 11, 2021, upon the closing of the Share Exchange Agreement, and converted into 154,895 shares of EZ Global pursuant to the Debt Settlement Agreement between EZ Global and the noteholder, dated September 1, 2021.

On July 11, 2021, the Company and holder of the 6% Note entered into Amendment No. 1 to the 6% Note pursuant to which (i) the maturity date was extended from March 16, 2021 to March 16, 2022 or the date the Company completes the Acquisition of D.S Raider, whichever comes sooner, (ii) the parties acknowledged there is no further Supplemental Incentive Interests as the goals were not met, and (iii) repayment of the 6% Note shall be paid by Company on or prior to the Maturity Date, as amended, in one balloon payment all existing defaults were waived; in exchange, the Lender waived all claims with respect to any breach, default or event of default of the 6% Note as of the effective date of Amendment No.1. The 6% Note was assumed by EZ Global pursuant to the Share Exchange Agreement dated July 11, 2021.

Lease Renewal for the Office in Kent, Washington

On July 15, 2021, the Company renewed leased offices located in Kent, WA. The net monthly payment is $6,500. The leases expire on August 31, 2022.

Second Extension to the Share Purchase Agreement with D.S Raider

On August 31, 2021, EZ Global and D.S Raider entered into an additional letter-agreement related to the Share Purchase Agreement (the “Second Extension”), pursuant to which D.S Raider agreed to further extend a closing date of the proposed Acquisition to December 31, 2021, provided that EZ Global shall make its payment in the total amount of US$3,850,000, including $500,000 previously kept in escrow (the “Investment Amount”) to D.S Raider within 14 (fourteen) days from the date of the Second Extension. Pursuant to the Second Extension, upon receipt of the full Investment Amount by EZ Global, D.S Raider shall issue to EZ Global approximately 294,103 Ordinary Shares of the D.S Raider NIS 0.01 each at a per share price based on US$55,000,000 pre-money Company valuation.  Additionally, the Second Extension included certain terms for proposed amendment to be made to the Share Purchase Agreement, in connection with the contemplated closing of the Reverse Merger. On September 14, 2021, the Investment Amount was paid to D.S Raider by EZ Global as required by the terms of the Second Extension.

 Purchase Contract with EZRaider Hawaii

On August 16, 2021, EZ Global entered into a purchase contract with EZRaider Hawaii, an unrelated entity, operated by a third party. Pursuant to the purchase contract, EZRaider Hawaii is the official, exclusive representative of EZRaider Global Inc. in the state of Hawaii for sales and service related to the EZRaider Platform in Hawaii. Pursuant to the purchase contract,  EZRaider Hawaii desires to purchase 300 vehicles between Q4 2021 and Q4 2022 in a variety of model and accessories. EZRaider Hawaii will pay 25% of each purchase order ARO and the balance in installments based on delivery schedule agreed upon between the parties.

Renewal of the Distribution Agreement

On September 2, 2021, the Company entered into a Renewal of the Authorized Exclusive Distribution Agreement (the “Renewal”) with D.S Raider pursuant to which the parties extended the initial term of the original Distribution Agreement until September 2, 2022, permitted the Company to sell and distribute EZ Raider vehicles in all states of the United States that were not previously included in the Distribution Agreement, and expressly granted rights to use D.S Raider’s trademarks in connection with the performance of the obligations of the Company under the Distribution Agreement, and clarified certain other rights and obligations between the parties.

Issuances of Equity Securities

On July 11, 2021, EZ Global issued 154,000 restricted common stock shares to eleven parties in exchange for services rendered to the Company at cost basis of $0.001.

On September 1, 2021, EZ Global issued an aggregate of 249,180 restricted shares (the “Debt Conversion Shares”) upon conversion of an aggregate $414,857.53, which represented the total amount of principal, past due amounts and interest accrued on the convertible promissory notes due by EZ Global to the holders of convertible promissory notes dated January 18, 2021, January 25, 2021, and June 1, 2021. The Debt Conversion Shares were issued by EZ Global pursuant to the Debt Settlement Agreements between EZ Global and these noteholders.

On September 13, 2021, EZ Global entered and closed on subscription agreements with two investors for an aggregate 281,250 common stock shares at $1.60 per share.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Recapitalization and Basis of Presentation

On September 14, 2021, EZRaider Co (f/k/a E-Waste Corp.) (“EW”) and E-Waste Acquisition Corp (“Merger Sub”), entered into an Agreement and Plan of Reorganization (“the Plan”) with EZRaider Global, Inc. (“EZ”, or “Target”), pursuant to which the Merger Sub will be merged with and into the Target in a reverse triangular merger, treated as a recapitalization, with the Target continuing as the surviving entity as a wholly-owned direct subsidiary of the Company ("Merger"). As consideration for the merger, EW issued 28,550,000 shares of common stock in exchange for all issued and outstanding units of EZ.

The transaction requires a recapitalization of EW. Since EZ acquired a controlling voting interest, it was deemed the accounting acquirer, while EW was deemed the legal acquirer. The historical financial statements of the Company are those of EZ and of the consolidated entities from the date of recapitalization and subsequent.

The Company did not recognize goodwill or any intangible assets in connection with the transaction. The Company incurred transaction costs of 100,000 shares of common stock having a fair value of $100,000 ($1/share) based upon recent third-party cash offering in private placement and 100,000 five (5) year warrants with an exercise price of $2.50. The warrants have a fair value of $380,783.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”) and gives effect to the Plan between EW and EZ.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had EW and EZ been a combined organization during the specified periods presented. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed combined financial information. These difference and assumptions may be material.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The following represents the unaudited pro forma condensed combined balance sheets and statements of operations as if the transaction had occurred on March 1, 2020 (fiscal year end February 28).

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	EW’s audited consolidated financial statements and accompanying notes as of and for the year ended February 28, 2021, as contained in its registration statement on Form 10-K filed June 11, 2021 with the United States Securities and Exchange Commission (the “SEC”).

●	EZ’s audited financial statements and accompanying notes as of and for the year ended December 31, 2021, contained elsewhere in this filing.

●	EW’s unaudited consolidated financial statements as of and for the three (3) months ended May 31, 2021, contained in the Company’s quarterly report on Form 10-Q filed with the SEC on July 15, 2021.

●	EZ’s unaudited financial statements as of and for the five (5) months ended May 31, 2021, contained elsewhere in this filing.

●	The other information contained in or incorporated by reference into this filing.

EZRAIDER CO. and Subsidiaries

(f/k/a E- Waste Corp. and Subsidiaries)

PROFORMA CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	EZRaider
	Global, Inc.
	(Accounting	EZRaider Co.
	Acquiror)	(Legal Acquiror)	Pro - Forma
	December 31, 2020	February 28, 2021	Adjustments	Notes	Combined
	(1)	(2)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,980	$127,239	$1,320,000	d	$1,449,219
Accounts receivable, net of allowance of $0 at 12/31/2020	445	—	—		445
Inventories, net	68,142	—	—		68,142
Other assets	2,400	—	—		2,400
Total current assets	72,967	127,239	1,320,000		1,520,206

PROPERTY AND EQUIPMENT, NET	99,355	—			99,355

TOTAL ASSETS	$172,322	$127,239	1,320,000		$1,619,561

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$22,770	$1,828	$—		$24,598
Accounts payable - related parties	137,700	—	—		137,700
Accrued expenses	—	3,400	—		3,400
Notes payable- related parties	—	405,000	—		405,000
Notes payable- current portion	274,195	—	—		274,195
Deferred revenues	21,075	—	—		21,075
Total current liabilities	455,740	410,228	—		865,968

LONG TERM PORTION OF NOTE PAYABLE	30,574	—	—		30,574

STOCKHOLDERS' EQUITY/ (DEFICIT)
Class A Voting Membership Units of 1,000,000 units authorized and 1,000,000 issued and outstanding at 12/31/2020	100	—	(100)	a	—
Class B Non-Voting Membership Units of 25,000 authorized and 25,000 issued and outstanding at 12/31/2020	1	—	(1)	a	—
Common stock, $0.0001 par value, 250,000,000 shares authorized 39,970,000 shares issued and outstanding	—	1,000	2,855	a	3,997
			132	d
			10	b

Additional paid in capital	—	289,966	(576,709)	a	1,033,115
			99,990	b
			(100,000)	b
			1,319,868	d
Advances by founders.net	416,000	—			416,000
Accumulated deficit	(730,093)	(573,955)	573,955	a	(730,093)

Total stockholders' (deficit) equity /	(313,992)	(282,989)	1,320,000		723,019

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$172,322	$127,239	$1,320,000		$1,619,561

(1)	Derived from the E-Waste audited consolidated financial statements and accompanying notes as of and for the year ended February 28, 2021, as contained in Form 10-K filed on June 11, 2021 with the SEC.

(2)	Derived from the EZ Raider, LLC audited financial statements and accompanying notes as of and for the year ended December 31, 2020 and 2019.

EZRAIDER CO. and Subsidiaries

(f/k/a E- Waste Corp. and Subsidiaries)

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	EZRaider Global, Inc.	EZRaider Co.
	(Accounting Acquiror)	(Legal Acquiror)	Pro - Forma
	December 31, 2020	February 28, 2021	Adjustments	Notes	Combined
	(3)	(4)

REVENUE	$493,110	$—	$—		$493,110

COST OF SALES	458,808	—	—		458,808

GROSS PROFIT	34,302	—	—		34,302

OPERATING EXPENSES
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	373,171	88,298	(88,298)	a	373,171
CONSULTING FEES - RELATED PARTY	—	12,500	(12,500)	a	—
TOTAL OPERATING EXPENSES	373,171	100,798	(100,798)		373,171

LOSS FROM OPERATIONS	(338,869)	(100,798)	100,798		(338,869)

OTHER INCOME (EXPENSE):
Interest expense	(35,309)	(10,750)	10,750	a	(35,309)
Total other income, net	(35,309)	(10,750)	10,750		(35,309)

LOSS BEFORE INCOME TAXES	(374,178)	(111,548)	111,548		(374,178)

Income tax expense	—	—	—		—

NET LOSS	$(374,178)	$(111,548)	$111,548		$(374,178)

Loss per share - basic and diluted					$(0.01)

Weighted average shares - basic and diluted					41,213,836

(3)	Derived from the EW's audited consolidated financial statements and accompanying notes as of and for the year ended February 28, 2021, as contained in its Form 10-K filed on June 11, 2021 with the SEC.

(4)	Derived from the EZ's audited financial statements and accompanying notes as of and for the year ended December 31, 2020.

EZRAIDER CO. and Subsidiaries

(f/k/a E- Waste Corp. and Subsidiaries)

PROFORMA CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	EZRaider
	Global, Inc.
	(Accounting	EZRaider Co.
	Acquiror)	(Legal Acquiror)	Pro - Forma
	May 31, 2021	May 31, 2021	Adjustments	Notes	Combined
	(1)	(2)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,047,567	$166,426	$1,320,000	d	$3,533,993
Inventories, net	198,025	—	—		198,025
Other assets	2,400	—	—		2,400
Total current assets	2,247,992	166,426	1,320,000		3,734,418

ADVANCE	—	2,000,000	(2,000,000)	c	—

PROPERTY AND EQUIPMENT, NET	97,548	—	—		97,548
DEPOSIT FOR INVESTMENT IN D.S RAIDER LLC	500,000	—	—		500,000

TOTAL ASSETS	$2,845,540	$2,166,426	(680,000)		$4,331,966

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$37,657	$52,495	$—		$90,152
Accounts payable - related parties	137,700	—	—		137,700
Notes payable- current portion	2,906,273	—	(160,000)	a	2,746,273
Deferred revenues	250,818	—	—		250,818
Total current liabilities	3,332,448	52,495	(160,000)		3,224,943

LONG TERM PORTION OF NOTE PAYABLE	30,574	—	—		30,574

STOCKHOLDERS' EQUITY/ (DEFICIT)
Class A Voting Membership Units of 1,000,000 units authorized and 1,000,000 issued and outstanding at 5/31/21	100	—	(100)	a	—
Class B Non-Voting Membership Units of 25,000 authorized and 25,000 issued and outstanding at 5/31/21	1	—	(1)	a	—
Common stock, $0.0001 par value, 250,000,000 shares authorized 42,470,000 shares issued and outstanding	—	1,250	2,855	a	4,247
			10	b
			132	d
Additional paid in capital	—	2,789,716	(519,789)	a	1,689,785
			99,990	b
			(100,000)	b
			(2,000,000)	c
			1,319,868	d

Advances by founders.net	394,988	—	—		394,988

Accumulated deficit	(912,571)	(677,035)	677,035	a	(912,571)

Total stockholders' (deficit)/equity	(517,482)	2,113,931	(520,000)		1,176,449

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$2,845,540	$2,166,426	$(680,000)		$4,431,966

(1)	Derived from the E-Waste audited consolidated financial statements and accompanying notes as of three months ended May 31, 2021, as contained in Form 10-Q filed on July 15, 2021 with the SEC.

(2)	Derived from the EZ Raider, LLC audited financial statements and accompanying notes as of and for the five months ended March 31, 2021.

EZRAIDER CO. and Subsidiaries

(f/k/a E- Waste Corp. and Subsidiaries)

PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	EZRaider Global, Inc.	EZRaider Co.
	(Accounting Acquiror)	(Legal Acquiror)	Pro Forma
	May 31, 2021	May 31, 2021	Adjustments	Notes	Combined
	(3)	(4)
REVENUE	$120,520	$—	$—		$120,520

COST OF SALES	18,860	—	—		18,860

GROSS PROFIT	101,660	—	—		101,660

OPERATING EXPENSES
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	225,460	94,079	(94,079)	a	225,460
CONSULTING FEES - RELATED PARTY	—	5,000	(5,000)	a	—
TOTAL OPERATING EXPENSES	225,460	99,079	(99,079)		225,460

LOSS FROM OPERATIONS	(123,800)	(99,079)	99,079		(123,800)

OTHER INCOME (EXPENSE):
Interest expense	(23,274)	(4,001)	4,001	a	(23,274)
Total other income, net	(23,274)	(4,001)	4,001		(23,274)

LOSS BEFORE INCOME TAXES	(147,074)	(103,080)	103,080		(147,074)

Income tax expense	—	—	—		—

NET LOSS	$(147,074)	$(103,080)	$103,080		$(147,074)

Basic and diluted loss for Membership Units					$(0.00)

Weighted average units of common stock outstanding - basic and diluted					41,437,391

(3)	Derived from the E-Waste unaudited financial statements and accompanying notes as of and for the three months ended May 31, 2021, as contained in its Quarterly Report on Form 10-Q filed with the SEC on July 15, 2021

(4)	Derived from the EZRaider unaudited financial statements as of and for the five months ended May 31, 2021.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Proforma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)

To reflect:

(i) the exchange, as of July 11, 2021, of 975,000 units of Class A Voting Membership Units and 25,000 units of Class B non-voting membership units of EZRaider, LLC (“EZRaider”), representing 100% of the issued and outstanding units of EZRaider, in exchange for the issuance to the EZRaider Members of 10,000,000 shares of EZ’s Common Stock (the “Share Exchange”). As a result of the Share Exchange, EZRaider became a wholly-owned subsidiary of EZ and the business of EZRaider became the business of EZ.

(ii) the conversion of the following convertible debt into shares of Common Stock of EZ:

●	Convertible Note between EZRaider and Eric Thorson in the principal amount of $250,000 dated 6/1/2021 (not reflected on the proforma, transaction occurred subsequent to May 31, 2021).

●	Convertible Note between EZRaider and Yoav Tilan in the principal amount of $60,000 dated 1/18/2021 (only reflected in connection with May 31, 2021, proforma).

●	Convertible Note between EZRaider and Anthony Paul in the principal amount of $100,000 dated 1/25/2021 (only reflected in connection with May 31, 2021, proforma).

(iii) the exchange, as of September 14, 2021, of 10,687,430 shares of Common Stock of EZ, representing 100% of the issued and outstanding shares of capital stock of EZ, in exchange for the issuance to the EZ Shareholders of 28,550,000 shares of the EW’s Common Stock (the “Reverse Merger”). As a result of the Reverse Merger, EZ became a wholly-owned subsidiary of EW and the business of EZ, and its subsidiary EZRaider, became the business of EW.

The net effect of the recapitalization is reflected as an adjustment to additional paid-in capital.

(b)	To reflect the issuance of 100,000 five-year warrants to Intelligent Investments II, LLC and payment of 100,000 shares of common stock having a fair value of $100,000 ($1/share) based upon recent third-party cash offering in private placement. The warrants have a fair value of $380,783. Valuation of these warrants was determined using a Black-Scholes option pricing model with the following inputs:

Exercise price of $2.50,
Expected life in years – five (5) years
Expected volatility of 350%
Risk-free interest rate of 0.81%
Expected dividends of 0%.

The warrants and the shares issued were considered a direct offering cost with a net effect of $0 to stockholders’ equity.

(c)	To reflect the cancellation of $2,000,000 Promissory Note dated July 19, 2021 due to EW from EZ as part of the merger agreement. Only reflected in connection with May 31, 2021 proforma.

(d)	To reflect the issuance of 1,320,000 shares of common stock for $1,320,000 ($1/share) in a private placement offering.